                                                                   EXHIBIT 10.24

               FIXED RATE INTEREST BEARING - 3 Months and Longer
                         RETAIL CERTIFICATE OF DEPOSIT

                           Pan American Bank, FSB/1/
                         MASTER CERTIFICATE NUMBER 3             CUSIP 69783NAC1

                                                       Account Numbers:   1-2500

This certifies that $2,500,000   ,/2/ constituting    2,500   /3/ transferable
                     ------------                  -----------
individual time deposit accounts represented by the Account Numbers stated above (the Deposit Accounts"), each in the principal amount of $1,000, has been
deposited with    Pan American Bank, FSB                      , a    Federal
               -----------------------------------------------    ----------
Savings Bank   /4/ organized under the laws of    United States   /5/ (the
---------------                                -------------------
"Depository") payable to the order of CEDE & CO., as nominee of The Depository Trust Company ("DTC"), 55 Water Street, New York, New York, as custodian for Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") and other DTC participants, each acting for itself and as nominee or custodian for others, including trusts, pension and retirement plans and accounts, fiduciaries, custodians and nominees, or registered assigns. The Depository promises to pay all amounts in respect of the Deposit Accounts as provided herein. Each of the Deposit Accounts constitutes a separate account on the books and records of the Depository. This Master Certificate arises out of the Brokerage Agreement dated
  April 30   , 199 6  (the "Agreement") between the Depository and Merrill.
-------------     ---
Unless defined otherwise herein, all terms used in this Master Certificate will have the same meaning as assigned thereto in the Agreement.

     The Deposit Accounts are issued in accordance with the following terms:

                                                            Aggregate
     Issue  May 14, 1997     Maturity   Aug. 13, 1997       Amount
     Date:                   Date:                          Deposited:   $2,500,000

     Annual   5.20%          Term:      91 days             Amount
     Interest                                               Deposited
     Rate:                                                  Per Account: $1,000

INTEREST
--------

Interest on Deposit Accounts will be payable at a simple interest rate computed on the basis of the actual number of days elapsed divided by 365. Interest on Deposit Accounts will accrue from and including the issue date to but excluding the next interest payment date and, thereafter, from and including such interest payment date to but excluding the next interest payment or Maturity Date, as the case may be. Interest on Deposit Accounts with maturities of more than one year shall be paid by the Depository on each semi-annual anniversary of the issue date, and interest on Deposit Accounts with maturities of one year or less shall be paid by the Depository on the Maturity Date.

NO INTEREST WILL BE EARNED AFTER MATURITY.

REPRESENTATIONS
---------------

By accepting the deposits evidenced by this Master Certificate, the Depository, pursuant to 12 C.F.R. (S) 330.12(h)(2), hereby represents as of the Issue Date that (i) the Depository's capital category is "well capitalized" and (ii) deposits

_______________________________
/1/    Depository's name.
/2/    Insert the aggregate amount.
/3/    Divide the aggregate amount by 1,000.
/4/    Type of institution.
/5/    United States or state of organization.

evidenced by this Master Certificate made by employee benefit plans are eligible for "pass-through" deposit insurance.

PAYMENT OF AMOUNTS DUE
----------------------

Interest earned on the Deposit Account balances evidenced by this Master Certificate will be remitted to the order of CEDE & CO., as nominee as aforesaid, in federal or other immediately available funds on each interest payment date and, upon presentation of this Master Certificate, interest earned on the Deposit Account balances together with the principal balances evidenced by this Master Certificate will be remitted to the order of CEDE & CO., in the manner set forth above, on the Maturity Date. If payment by the Depository of any amount due on a Deposit Account falls on a day which is not a Business Day, the payment will be made on the Business Day immediately following such day and will include interest at the applicable stated rate to, but not including, the day on which payment was originally due; such payment will not include interest to the Business Day on which the payment is made. For purposes hereof, a "Business Day" shall mean a day on which the Depository and banks in The City of New York are open for business.

EARLY WITHDRAWAL
----------------

There shall be no early withdrawal of any Deposit Account prior to its stated maturity, except if any beneficial owner thereof has died, has been determined to be legally incompetent by a court or other administrative body of competent jurisdiction, or is a participant in a Plan and has become disabled, as that term is defined in 26 U.S.C. 72(m)(7) or any successor regulation. In such cases, there shall be no early withdrawal penalty upon a withdrawal of a Deposit Account.

NOTATION ON OR REISSUANCE OF MASTER CERTIFICATES
------------------------------------------------

In the event of any early withdrawal of a Deposit Account or Accounts, or the issuance by the Depository (with the concurrence of the registered holder of this Master Certificate) of an individual certificate of deposit in respect of a Deposit Account or Accounts, the Depository will issue in lieu hereof (but in the same form) a new Master Certificate to evidence the aggregate number and amount of Deposit Accounts evidenced hereby then outstanding, or, at the election of the registered holder of this Master Certificate and in lieu of the presentment of this Master Certificate and the issuance of any such new Master Certificate, the registered holder of this Master Certificate shall make an appropriate notation on the reverse hereof showing the date and amounts of each such withdrawal or issuance, the number or numbers of the Deposit Account or Accounts so withdrawn or affected by such issuance, and the aggregate dollar amount of Deposit Accounts then still outstanding after giving effect thereto.

NO ADDITIONS OR RENEWALS
------------------------

No additions may be made to any Deposit Accounts evidenced by this Master Certificate. This Master Certificate and Deposit Accounts evidenced hereby will not be automatically renewed at maturity.


                                             Pan American Bank, FSB          /6/
                                        -------------------------------------

Dated:      May 12, 1997                By: /s/ CAROL M. BUCCI
       ----------------------              ----------------------------------


_______________________________
/6/    Depository's name.

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